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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON D.C. 20549

                             -----------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): MARCH 28, 2003


                        EMPIRE FINANCIAL HOLDING COMPANY
             (Exact name of registrant as specified in its charter)


                                     FLORIDA
                 (State or other jurisdiction of incorporation)


                                    001-31292
                            (Commission File Number)


                                   56-3627212
                      (IRS Employer Identification Number)


                1385 WEST STATE ROAD 434, LONGWOOD, FLORIDA 32750
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (407) 774-1300


                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 5.  OTHER EVENTS.

         Proposed Spin-Off

         The Registrant and its principal shareholders, Kevin M. Gagne and Richard L. Goble, entered into a non-binding Letter of Intent, dated March 28, 2003, confirming their interest in effectuating a spin-off of Advantage Trading Group, Inc., a Florida corporation and a wholly-owned subsidiary of the Registrant, from the Registrant, a copy of which is filed as an exhibit to the Current Report on Form 8-K. The consummation of the spin-off is subject to this execution of a definitive agreement between the Registrant and its principal shareholders that would provide for, among other things, (a) that the Registrant would distribute to all holders of common stock, par value $.01 per share ("Registrant Common Stock"), of the Registrant, all shares of common stock, par value $.01 per share ("Advantage Common Stock"), of Advantage Trading Group, Inc., (b) that the Registrant and the principal shareholders shall take all reasonable or necessary measures to effectuate the spin-off, (c) that each of the principal shareholders will vote in favor of the Distribution, if the Securities and Exchange Commission, the American Stock Exchange or the State of Florida requires approval of the spin-off by the shareholders of the Registrant and (d) that the spin-off and other related transactions will be tax free to the Registrant and its shareholders.

         The definitive agreement would also provide that subsequent to the consummation of the spin-off, Mr. Goble and Mr. Gagne, among other things, would exchange their shares of Registrant Common Stock and Advantage Common Stock, so that Mr. Goble will receive shares of Advantage Common Stock and Mr. Gagne will receive shares of Registrant Common Stock. (Following the share exchange, Mr. Goble would own approximately 80% of the Advantage Common Stock and Mr. Gagne would own approximately 80% of the Registrant Common Stock.)

         There is no assurance that the proposed spin-off will be consummated.

         Establishment of Special Committees

         On March 28, 2003, the Registrant established two special committees of directors each of which possesses the full authority of the board of directors of the Registrant, as described in the resolutions establishing such committees, a copy of which are filed as an exhibit to this Current Report on Form 8-K. One of the special committees is authorized and empowered to manage the business and operations of both Empire Financial Group, Inc. and Empire Investment Advisors, Inc. The second special committee is authorized and empowered to manage the business and operations of Advantage Trading Group, Inc. The foregoing special committees shall each automatically cease to exist upon the earlier of (a) the consummation of the spin-off of Advantage Trading Group, Inc. from the Registrant, as described above and (b) June 30, 2003.

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         Director Resignations

         On February 7, 2003, Gregory M. Misiak and James J. Schweiger, independent directors of the Registrant, resigned from the board of directors of the Registrant for personal reasons. The resignations of Messrs. Misiak and Schweiger were effective immediately.

         The rules of the American Stock Exchange require that each issuer listed on the AMEX have an audit committee comprised of at least three independent directors. Messrs. Misiak and Schweiger were also members of the Audit Committee of the Registrant. As a result of their resignations, the Registrant's board of directors and audit committee has only one independent director. The Registrant has requested that the AMEX temporarily waive its independent director requirement while the Registrant searches for two independent directors to fill these seats. There is no assurance that the AMEX will grant the Registrant's request to temporarily waive its independent director requirement and allow the Registrant the opportunity to elect two new independent directors. If the Registrant cannot fill the two vacated seats in a timely manner, the AMEX may delist the Registrant's securities.

         Resolution of Management and Administrative Disagreements

         As a result of the approval of the proposed spin-off and establishment of the special committees of directors discussed above, all management and administrative disagreements between the Registrant's Co-Chairmen of the Board and Co-Chief Executive Officers have been resolved. However, there is no assurance that the Co-Chairmen of the Board and the Co-Chief Executive Officers will not disagree in the future regarding management and administrative decisions. The Registrant's Bylaws, the Co-Chairmen's and Co-Chief Executive Officer's respective employment agreements and certain resolutions adopted by the Registrant provide that the board of directors of the Registrant shall resolve any disagreements that may arise in the future. If the board of directors does not resolve such disagreements in a timely manner, the Registrant may suffer a material adverse effect.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)      Financial Statements of Business Acquired.

         Not applicable.

(b)      Pro Forma Financial Information

         Not applicable.

(c)      Exhibits.

         10.14 Letter of Intent, dated March 28, 2003, by and between the Registrant, Kevin M. Gagne and Richard L. Goble.

         99.4 Special Committee Resolutions adopted by the Board of the Directors, dated March 28, 2003.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            EMPIRE FINANCIAL HOLDING COMPANY


Date: March 28, 2003                        By: /s/ Kevin M. Gagne
                                                --------------------------------
                                                Kevin M. Gagne
                                                Co-Chief Executive Officer

                                            By: /s/ Richard L. Goble
                                                --------------------------------
                                                Richard L. Goble
                                                Co-Chief Executive Officer



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